PROSPECTUS SUPPLEMENT (To prospectus dated February 27, 2026)	Filed pursuant to Rule 424(b)(5) Registration No. 333-293449

ROMA GREEN FINANCE LIMITED

Up to $200,000,000 of Class A Ordinary Shares

We have entered into an At the Market Offering Agreement, dated as of June 15, 2026 (the “ATM Agreement”), with H.C. Wainwright & Co., LLC (the “Manager”) as the sales agent, relating to our Class A ordinary shares, par value US$0.001 per share (the “Class A Ordinary Shares”), offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the ATM Agreement, we may offer and sell our Class A Ordinary Shares, under this prospectus supplement and the accompanying base prospectus, having an aggregate offering price of up to US$200,000,000 from time to time through the Manager, acting as sales agent or principal.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “ROMA”. The last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on June 12, 2026, was US$7.765.

Sales of our Class A Ordinary Shares, if any, under this prospectus supplement and the accompanying base prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our Class A Ordinary Shares, sales made to or through a market maker other than on an exchange, directly to the Manager as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or in any other method permitted by law. The Manager is not required to sell any specific amount of Class A Ordinary Shares, but will act as our Manager using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Manager and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. There is no minimum aggregate offering condition. We may sell fewer than all of the shares offered hereby, and investors will not be entitled to a refund if we do not raise a specified amount.

We also may sell Class A Ordinary Shares to the Manager, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to the Manager, as principal, we will enter into a separate terms agreement, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The compensation to the Manager for sales of Class A Ordinary Shares sold pursuant to the ATM Agreement will be an amount equal to 3.0% of the gross proceeds of Class A Ordinary Shares sold under the ATM Agreement. In connection with the sale of Class A Ordinary Shares on our behalf, the Manager may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Manager may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Manager with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates was approximately US$415,376,771, based on 53,493,467 Class A Ordinary Shares outstanding held by non-affiliates, and a per share price of US$7.765, which was the closing price of our Class A Ordinary Shares on June 12, 2026. Because the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates exceeded US$75.0 million as of June 12, 2026, the one-third limitation on sales set forth in General Instruction I.B.5 of Form F-3 does not apply to this offering.

The net proceeds we receive from any sales under this prospectus supplement will be the gross proceeds from such sales less the commissions and any other costs we may incur in offering the Class A Ordinary Shares. See “Use of Proceeds” and “Plan of Distribution” for additional information.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws, and as such, are eligible for reduced public company disclosure requirements. See “About the Company—Implications of Being an Emerging Growth Company” and “About the Company—Implications of Being a Foreign Private Issuer” for additional information.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement and elsewhere in this prospectus supplement, the accompanying base prospectus and the other documents that are incorporated by reference herein and therein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is June 15, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on F-3 (File No. 333-293449) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, using a “shelf” registration process. Under this registration statement, we may offer and sell from time to time up to US$1,000,000,000 in the aggregate of our Class A Ordinary Shares, par value US$0.001 per share. This prospectus supplement provides information regarding this specific offering of our Class A Ordinary Shares and adds to, updates, and supplements the information contained in the accompanying base prospectus.

Before purchasing any Class A Ordinary Shares offered hereby, you should carefully read this prospectus supplement, the accompanying base prospectus, and the information incorporated herein by reference as described below under “Information Incorporated by Reference,” as well as the additional information described under “Where You Can Find More Information.” This prospectus supplement describes the specific terms of this offering and may add to, update, or change information in the accompanying base prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. We and the Manager have not authorized anyone to provide different or additional information. Any information not contained in, or incorporated by reference into, this prospectus supplement or the accompanying base prospectus may not be relied upon.

We are not making offers to sell or solicitations to buy our Class A Ordinary Shares in any jurisdiction in which such offers or solicitations are not authorized or to any person to whom it is unlawful to make such offers or solicitations. You should assume that the information in this prospectus supplement and the accompanying base prospectus is accurate only as of the date of those documents, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying base prospectus, or any sale of Class A Ordinary Shares.

This prospectus supplement and the accompanying base prospectus may contain summaries of certain provisions contained in some of the documents referred to herein, but reference should be made to the actual documents for complete information. All summaries are qualified in their entirety by the actual documents. Copies of certain documents have been filed, will be filed, or are incorporated by reference as exhibits to the registration statement, and you may obtain copies of these documents as described below under “Where You Can Find More Information.”

Certain representations, warranties, and covenants made by us in any agreement filed as an exhibit to any document incorporated by reference herein were made solely for the benefit of the parties to such agreements and may not be relied upon by you as a representation, warranty, or covenant regarding the current state of our affairs. Such representations, warranties, and covenants were accurate only as of the date made and should not be relied on as current.

This prospectus supplement and the accompanying base prospectus may include and incorporate by reference market data, industry forecasts, and statistics from independent sources. While we believe these sources are reliable, we have not independently verified them and do not guarantee their accuracy or completeness. These data and forecasts are subject to change and involve estimates, assumptions, and risks. Investors should not place undue reliance on this information and should review the Risk Factors section of this prospectus supplement and the accompanying base prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

The forward-looking statements contained in this prospectus supplement are based on our current expectations and beliefs concerning future developments. There can be no assurance that future developments will be those that we have anticipated. All forward-looking statements herein involve risks, uncertainties and/or potentially incorrect assumptions, which may cause our actual results and financial condition to be materially different from those expressed or implied by the forward-looking statements.

Many factors could cause our actual future results of operations and financial condition to be materially different from (and more negative than) those expressed, anticipated or implied by the forward-looking statements in this prospectus supplement, including without limitation: (i) our ability to raise sufficient additional capital to continue to operate as a going concern, (ii) the outcome of any legal proceedings that may be instituted against the Company or its subsidiaries, (iii) our ability to maintain the listing of our securities on The Nasdaq Capital Market, (iv) volatility in the price of our securities due to a variety of factors, including without limitation changes in the industry in which we operate, variations in competitors’ performance and success, and changes in laws and regulations affecting our business, (v) our ability to implement business plans, meet forecasts and other expectations, and identify opportunities and (vi) other factors discussed under the heading “Risk Factors” in the documents incorporated by reference into this prospectus supplement.

The foregoing risk factors described above are not exhaustive. The “Risk Factors” section below, the risks disclosed elsewhere in this prospectus supplement, the risks disclosed in the accompanying prospectus and in documents incorporated by reference herein and therein describe additional factors that could adversely affect our business, results of operations and financial condition. Should one or more of any such risks and/or uncertainties be adversely realized, or should any of our assumptions prove incorrect, actual results may vary in material negative respects from those expressed, anticipated or implied by the forward-looking statements herein. You are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this prospectus supplement. We undertake no obligation, except as required by law, to revise publicly any forward-looking statement to reflect circumstances or events after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks described below and in the other periodic reports we file from time to time with the SEC.

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PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information contained elsewhere in this prospectus supplement and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, which are identified under “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying prospectus, in our Annual Report on Form 20-F for the year ended March 31, 2025, and in other documents incorporated herein by reference.

Our Company

We are a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material direct operations of our own, we conduct our operations as a professional specialist in the provision of environmental, social and governance (ESG), sustainability and climate change-related advisory services through our operating subsidiaries in Hong Kong and Singapore. We were founded in 2018 and started providing core sustainability program development and ESG reporting services, which enable corporates to demonstrate compliance to the applicable rules and regulations. Our service offerings mainly comprise the following:

Sustainability Program Development: We support our clients’ sustainable corporate growth and help them to integrate sustainability-related strategies across their organization and compile a comprehensive sustainability program. Certain clients may also outsource certain aspects of their sustainability program to us for consultation and planning.

ESG Reporting: We help clients to build their ESG profile and support their ESG reporting in compliance with the applicable prevalent ESG-related standard and reporting framework in Hong Kong and Singapore. Certain clients may also utilize their ESG reports to support their green and/or sustainable financing arrangements.

Corporate Governance and Risk Management: We deliver value-adding services to support clients in managing and enhancing their corporate governance, enterprise risk management, compliance and internal audit activities.

Climate Change Strategies and Solutions: We provide guidance and support to clients in building climate strategies which align with their climate goals and targets. We also explore opportunities to promote green and sustainable finance development by incorporating climate-related risk assessment in advisory services for corporations in the financial industry.

Environmental Audit: We provide on-site investigations on an agreed-upon scope with clients to meet clients’ needs on fulfilling specific environmental requirements and standards. Our team conducts assessments and audits to identify any material environmental risks and suggest mitigating actions to clients.

ESG Rating Support and Shareholder Communication: We help clients to review and improve their ESG / sustainability ratings with Bloomberg and other rating agencies.

Education and Training: We deliver training, workshops and discussion forums on ESG and green and sustainable finance topics. Our team of experts also designs customizable training programs across various ESG and/or sustainability objectives that are tailored to individual clients’ needs and enhance their ESG skills.

S-1

Our Corporate Structure

The following charts summarize our corporate legal structure and identify our subsidiaries as of the date of this prospectus supplement.

Ms. Luk
100%
Top Elect Group Limited
(BVI)
Public
73.94% voting rights*
26.06% voting rights*
Roma Green Finance Limited
(Cayman Islands)
100%
100%
Lucky Time Ventures Limited
(BVI)
Capital Summit Enterprises Limited
(BVI)
100%
Roma Risk Advisory Limited
(HK)
100%
Roma Advisory Pte. Ltd.
(Singapore)

* Represents voting interest.

Company Information

We were incorporated in the Cayman Islands on April 11, 2022. Our registered office in the Cayman Islands is at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our principal executive office is at Flat 605, 6/F., Tai Tung Building, 8 Fleming Road, Wanchai, Hong Kong. Our telephone number at this location is +852 2529 6878. Our principal website address is www.romaesg.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York 10168.

Implications of Being a Holding Company

As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. As of the date of this prospectus supplement, our Operating Subsidiaries do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. We are not prohibited by the laws of the Cayman Islands from providing funding to our subsidiaries incorporated in Hong Kong, BVI and Singapore through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of their place of incorporation to provide funding to us through dividend distribution without restrictions on the amount of the funds, other than as limited by the amount of their distributable earnings. However, if any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us.

S-2

Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of Hong Kong, the BVI and the Cayman Islands. After investors’ funds enter Roma Green Finance Limited, the funds can be directly transferred to our subsidiaries to fund business operations. If the Company intends to distribute dividends, our Operating Subsidiaries will transfer the funds to the Company in accordance with applicable local laws. The Company will then transfer the dividends to all of its shareholders respectively in proportion to the Class A Ordinary Shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

Neither the Company nor any of its Operating Subsidiaries or Subsidiaries have paid dividends or made distributions to U.S. investors. No funds have been transferred by any of the holding companies to their respective Operating Subsidiaries or Subsidiaries for the fiscal years ended March 31, 2025, March 31, 2024 and through the date of this prospectus supplement, to fund their business operations. As of the date of this prospectus supplement, the Company and the Operating Subsidiaries have not distributed any earnings, nor do they have any plan to distribute earnings in the foreseeable future. The Company intends to keep any future earnings to finance business operations, and does not anticipate that any cash dividends will be paid in the foreseeable future.

Implications of Being a Controlled Company

Top Elect, currently owns 6,071,104 Class B Ordinary Shares, is and will be able to control a majority of our voting rights of approximately 73.94% and we will continue to be a “controlled company’. For so long as we are a “controlled company” within the meaning of the Nasdaq Stock Market Rules, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors;

●	an exemption from the rule that director nominees be selected or recommended for selection by either a majority of the independent directors or a nomination committee comprised solely of independent directors; and

●	an exemption from the rule that a majority of our board of directors consists of independent directors.

These exemptions do not modify the independence requirements for our audit committee.

If at any time we cease to be a “controlled company”, we will continue to rely on the exemptions afforded to foreign private issuers, including being able to adopt home country practices in relation to corporate governance matters and an exemption from the requirement that a majority of our board of directors must be independent directors. See the section of this prospectus supplement captioned “Implications of Being a Foreign Private Issuer” for further details.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we may present reduced audited financial statements, are exempt from the auditor attestation requirements on internal control over financial reporting under the Sarbanes-Oxley Act of 2002, and are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of our initial public offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the prior March 31, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus supplement in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Being a Foreign Private Issuer

We currently report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq Markets. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. We rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq Markets, such that a majority of the directors on our Board of Directors are not required to be independent directors, our audit committee is not required to have a minimum of three members and neither our compensation committee nor our nomination committee is required to be comprised entirely of independent directors.

S-3

THE OFFERING

Issuer	Roma Green Finance Limited

Class A Ordinary Shares Offered by Us Pursuant to This Prospectus Supplement	Class A Ordinary Shares having an aggregate offering price of up to US$200,000,000.

Total Number of Class A Ordinary Shares Outstanding Immediately Before this Offering	53,493,467 shares

Class A Ordinary Shares to be Outstanding Immediately After this Offering	Up to 79,250,067 Class A Ordinary Shares, assuming sales of 25,756,600 Class A Ordinary Shares at a price of $7.765 per share, which was the closing price of our Class A Ordinary Shares on the Nasdaq Capital Market on June 12, 2026. The actual number of Class A Ordinary Shares issued will vary depending on the sales price under this offering.

Manner of Offering	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our Class A Ordinary Shares in the United States, or to or through a market maker, through the Manager. See “Plan of Distribution” on page S-11 of this prospectus supplement.

Market for the Class A Ordinary Shares	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “ROMA.”

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including funding projects, business growth, working capital, and potential strategic investments or acquisitions. Pending these uses, we may hold the proceeds in interest-bearing bank accounts or short-term securities. See “Use of Proceeds” on page 18 of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our Class A Ordinary Shares, see “Risk Factors” beginning on page 18 of this prospectus supplement and on page 18 of the accompanying prospectus and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Transfer Agent and Registrar	The transfer agent and registrar is VStock Transfer, LLC, with its office located at 18 Lafayette Place, Woodmere, New York 11598.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our Annual Report on Form 20-F for the year ended March 31, 2025, which we filed with the SEC on July 31, 2025, and which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and under similar headings in our subsequent reports filed with the SEC on Form 6-K, and other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus.. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. This discussion includes forward-looking statements; you should read the explanation of the qualifications and limitations on such statements under the caption “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement.

Risks Related to this Offering

It is not possible to predict the actual number of Class A Ordinary Shares we will sell under the ATM Agreement, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Manager at any time throughout the term of the ATM Agreement. The number of shares that are sold through the Manager after delivering a sales notice will fluctuate based on a number of factors, including the market price of the Class A Ordinary Shares during the sales period, the limits we set with the Manager in any applicable sales notice, and the demand for our Class A Ordinary Shares during the sales period. Actual gross proceeds may be less than US$ 200,000,000. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of Class A Ordinary Shares that will be sold or the actual gross proceeds that will be sold to be raised in connection with those sales.

The Class A Ordinary Shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum sales price above par value or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Future sales of substantial amounts of our Class A Ordinary Shares, or the possibility that such sales could occur, could adversely affect the market price of our Class A Ordinary Shares.

In order to raise additional capital, we may in the future offer additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering. The price per share at which we sell additional Class A Ordinary Shares, or securities convertible or exchangeable into Class A Ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

There may be future dilution of our Class A Ordinary Shares, which could adversely affect the market price of our Class A Ordinary Shares.

We are not restricted from issuing additional Class A Ordinary Shares from time to time. We may also issue securities convertible into, exchangeable for or that represent the right to receive our Class A Ordinary Shares. Any of these events may dilute your ownership interest in us, reduce our earnings per share and have an adverse effect on the price of our Class A Ordinary Shares. In addition, sales of a substantial amount of our Class A Ordinary Shares in the public market, or the perception that these sales may occur, could reduce the market price of our Class A Ordinary Shares.

S-5

Our management will have broad discretion over the use of the net proceeds from this offering and you may not agree with how we spend them.

Our management will retain significant flexibility and broad discretion in applying the net proceeds realized from this equity sale. Investors will be relying entirely on the financial judgment and strategic focus of management, and will not have the opportunity to evaluate or influence our specific allocation decisions. If management invests these funds in projects, personnel, or initiatives that fail to yield a favorable return or fail to improve our underlying operational metrics, our business and financial condition could be materially and adversely harmed.

Future sales of our Class A Ordinary Shares, or the perception that such sales may occur, could cause our share price to decline significantly.

If our existing shareholders or the investors purchasing shares in this offering sell substantial amounts of our Class A Ordinary Shares in the public market, or if the market perceives that a large volume of newly issued shares will steadily enter circulation, it could create immediate downward pressure on our trading price. This structural equity overhang may also impair our ability to raise additional capital through corporate equity offerings in the future on acceptable terms.

Risks Related to Doing Business in Hong Kong

A downturn in the Hong Kong or global economy, or a change in economic and political policies of the PRC, could materially and adversely affect our Hong Kong Operating Subsidiary’s business and financial condition.

Our Hong Kong Operating Subsidiary’s business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on our Hong Kong Operating Subsidiary.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect our current customers’ and potential customers’ businesses, and have a negative impact on our Hong Kong Operating Subsidiary’s business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

S-6

Our operations are primarily located in Hong Kong, with an expanding presence in Singapore. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

While our operations are primarily located in Hong Kong and Singapore, some of our clients are PRC companies that have shareholders or directors that are PRC individuals and some of our clients are Hong Kong-listed entities that have shareholders or directors that are PRC individuals. As of the date of this prospectus supplement, we do not expect to be materially affected by recent statements by the PRC government indicating an intent to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and may be inconsistent with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and/or

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The Company may rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements it may have, and any limitations or restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Operating Subsidiaries to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong, which on the ability of the Operating Subsidiaries to make payments to the Company could have a material and adverse effect on the business.

Within our structure, funds from foreign investors can be directly transferred to our Hong Kong or Singapore subsidiaries by way of capital injection or in the form of a shareholder loan from the Company. As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. We are not prohibited by the laws of the Cayman Islands and our memorandum and articles of association (as amended from time to time) to provide funding to our Operating Subsidiaries incorporated in Hong Kong and Singapore through loans and/or capital contributions. Our Operating Subsidiaries are permitted under the laws of Hong Kong and Singapore (as the case may be) to issue cash dividends to us without limitation on the size of such dividends. However, if any of our Operating Subsidiaries incur debt on their own behalf, the instruments governing such debt may restrict their ability to pay dividends. We do not maintain cash management policies or procedures with respect to the size or means of such transfers. There can be no assurance that the PRC government will not restrict or prohibit the flow of cash in or out of Hong Kong. Any restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Operating Subsidiaries to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong. Any limitation on the ability of the Operating Subsidiaries to distribute dividends or other payments to the Company could materially and adversely limit the ability to grow, make investments or acquisitions that could be beneficial to the businesses, pay dividends or otherwise fund and conduct the business.

S-7

USE OF PROCEEDS

We may offer and sell Class A Ordinary Shares under this prospectus supplement having an aggregate offering price of up to US$200,000,000 from time to time, before deducting Manager commissions and expenses. The actual proceeds we receive from this offering, if any, will depend on the number of Class A Ordinary Shares sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the total proceeds, commissions and net proceeds to us cannot be determined at this time. There can be no assurance that we will sell any shares or fully utilize the ATM Agreement with the Manager as a source of financing.

We currently intend to use the net proceeds from this offering for general corporate purposes. General corporate purposes may include funding our projects, supporting the growth of our business, providing working capital, capital expenditures, research and development activities, and general administrative expenses. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will complement or enhance our business and growth prospects. However, we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus supplement. Pending use of the net proceeds, we may hold such proceeds in, including but not limited to, interest-bearing bank accounts or invest them in short-term interest-bearing securities. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the Class A Ordinary Shares offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes.

S-8

DILUTION

Investors in our Class A Ordinary Shares offered by this prospectus supplement and the accompanying base prospectus will experience an immediate dilution in the net tangible book value of their Class A Ordinary Shares from the offering price of the Class A Ordinary Shares. The net tangible book value of our Ordinary Shares as of September 30, 2025 was approximately US$9,163,509 or US$0.154 per share. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of our Ordinary Shares outstanding as of September 30, 2025.

After reflecting the assumed sale of 25,756,600 Class A Ordinary Shares pursuant to this prospectus supplement and accompanying base prospectus in the aggregate amount of approximately US$200,000,000 at an assumed market offering price of US$7.765 per share, which represents the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on June 12, 2026, and after deducting commissions and estimated offering expenses payable by us (estimated at US$6,283,100), our as adjusted net tangible book value as of September 30, 2025 would have been approximately US$202,880,409, or approximately US$2.560 per share. This represents an immediate increase in net tangible book value of approximately US$2.406 per share to existing shareholders and an immediate dilution of approximately US$5.205 per share to new investors purchasing shares of our Class A Ordinary Shares in this offering at the assumed offering price.

The following table illustrates the dilution on a per share basis for investors purchasing our Class A Ordinary Shares in this offering:

Assumed public offering price per share in this offering			US$	7.765
Net tangible book value per share as of September 30, 2025	US$	9,163,509		0.154
Increase in net tangible book value attributable to this offering	US$	193,716,900		2.406
As adjusted net tangible book value per share September 30, 2025, after giving effect to this offering			US$	2.560
Dilution per share to new investors in this offering			US$	5.205

The number above is based on 53,493,467 Class A Ordinary Shares and 6,071,104 Class B Ordinary Shares outstanding.

The table above assumes, for illustrative purposes, that an aggregate of 25,756,600 Class A Ordinary Shares are sold at an offering price of $7.765 per share, which was the last reported sale price of our Ordinary Share on Nasdaq on June 12, 2026 for aggregate gross proceeds of $200,000,000. However, the shares sold in this offering, if any, will be sold from time to time at various prices. Presented below, solely for illustrative purposes only, is the effect of each of an increase and a decrease of the assumed offering price by $1.00 per share.

Assuming that an aggregate of 25,756,600 Class A Ordinary Shares are sold at an assumed market offering price of US$8.765 per share, representing an increase of US$1.00 per share from the assumed market offering price above, for aggregate gross proceeds of US$200,000,000 , after deducting Manager commissions and estimated offering expenses payable by us, our net tangible book value per share on a pro forma basis would be approximately US$2.961 per share and the dilution in net tangible book value per share to new investors would be approximately US$5.804 per share.

Assuming that an aggregate of 25,756,600 Class A Ordinary Shares are sold at an assumed market offering price of US$6.765 per share, representing a decrease of US$1.00 per share from the assumed market offering price above, for aggregate gross proceeds of US$200,000,000, after deducting Manager commissions and estimated offering expenses payable by us, our net tangible book value per share on a pro forma basis would be approximately US$2.311 per share and the dilution in net tangible book value per share to new investors would be approximately US$4.454 per share.

The foregoing information does not take into account the exercise of our outstanding options, warrants or convertible securities. To the extent that other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to investors in this offering.

S-9

DESCRIPTION OF CLASS A ORDINARY SHARES WE ARE OFFERING

General

We are a Cayman Islands exempted company and our affairs are governed by our second amended and restated memorandum and articles of association, as amended from time to time (the “Articles”), the Companies Act, and the common law of the Cayman Islands. A more detailed description of our share capital and the Articles is set forth in the section titled “Description of Share Capital” in the accompanying base prospectus.

As of the date of this prospectus supplement, our authorized share capital is US$500,000 divided into 400,000,000 Class A Ordinary Shares of a par value of US$0.001 each, 50,000,000 Class B Ordinary Shares of a par value of US$0.001 each, and 50,000,000 shares of a par value of US$0.001 each of such class or classes as the Board may determine. As of the date of this prospectus supplement, 53,493,467 Class A Ordinary Shares and 6,071,104 Class B Ordinary Shares are issued and outstanding.

Holders of our Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law or the Articles. Each Class A Ordinary Share is entitled to one (1) vote, and each Class B Ordinary Share is entitled to twenty-five (25) votes.

As of the date of this prospectus supplement, Top Elect Group Limited owns 100% of our issued and outstanding Class B Ordinary Shares. Based on the 53,493,467 Class A Ordinary Shares and 6,071,104 Class B Ordinary Shares issued and outstanding, Top Elect Group Limited is, and will continue to be, able to control a majority of our voting rights, representing approximately 73.94% of the total voting power of our outstanding share capital.

Securities Sold in this Offering

This is an offering of our Class A Ordinary Shares. Our Class A Ordinary Shares are listed on the Nasdaq Capital Market and trade under the symbol “ROMA.”

All of our issued and outstanding Class A Ordinary Shares are fully paid and non-assessable. All Class A Ordinary Shares to be issued in this offering will be issued as fully paid. Our Class A Ordinary Shares are issued in registered form and are issued when registered in our register of members. Unless a shareholder requests it in writing from our Company, each holder of our Class A Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Class A Ordinary Shares.

Subject to the provisions of the Companies Act and our Articles, our Directors have general and unconditional authority to allot, grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the Directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Class A Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Companies Act.

S-10

PLAN OF DISTRIBUTION

We have entered into the ATM Agreement with H.C. Wainwright & Co., LLC, as Manager, relating to the offer and sale from time to time of Class A Ordinary Shares having an aggregate offering price of up to $200,000,000 through the Manager, acting as our agent, or directly to the Manager, acting as principal.

Sales of Class A Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted by law and deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our Class A Ordinary Shares, sales made to or through a market maker other than on an exchange or otherwise, directly to the Manager as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

The Manager is not required to sell any specific number or dollar amount of shares of Class A Ordinary Shares, but will use its commercially reasonable efforts, as our agent and consistent with its normal trading and sales practices, to sell, subject to the terms of the ATM Agreement, shares of Class A Ordinary Shares, as agreed upon by us and the Manager from time to time.

In no event will the aggregate sales price of Class A Ordinary Shares sold by us to or through the Manager, acting as our agent or as principal, exceed $200,000,000.

In connection with the sale of Class A Ordinary Shares on our behalf, the Manager may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Manager may be deemed to be underwriting commissions or discounts. We have agreed that we will indemnify the Manager against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Manager may be required to make in respect of those liabilities.

We estimate that the expenses payable by us in connection with the offering and sale of Class A Ordinary Shares pursuant to the ATM Agreement, other than commissions but including expenses paid prior to the date of this prospectus supplement, will be approximately $283,100. The remaining sales proceeds from the sale of any Class A Ordinary Shares, after deducting any transaction fees, transfer taxes or similar fees, taxes or charges imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds from the sale of our Class A Ordinary Shares offered by this prospectus supplement and the accompanying prospectus.

The offering of Class A Ordinary Shares pursuant to the ATM Agreement will terminate upon the earlier of (1) the sale of Class A Ordinary Shares having an aggregate sales price of $200,000,000 pursuant to the prospectus supplement or (2) the termination of the ATM Agreement in accordance with the terms of the ATM Agreement.

To the extent required by Regulation M promulgated under the Exchange Act, the Manager will not engage in any market making activities involving our Class A Ordinary Shares while the offering is ongoing under this prospectus supplement. The Manager and its affiliates may in the future provide investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees and expenses.

Upon its acceptance of instructions from us, the Manager has agreed to use its commercially reasonable efforts to sell Class A Ordinary Shares on the terms and subject to the conditions set forth in the ATM Agreement. We will instruct the Manager as to the amount of Class A Ordinary Shares to be sold by it as our agent. We may instruct the Manager not to sell our Class A Ordinary Shares if sales cannot be effected at or above a price designated by us. We or the Manager may at any time immediately suspend the offering of Class A Ordinary Shares through the Manager upon notice to the other party.

The Manager will provide written confirmation following the close of trading on the Nasdaq Capital Market on each trading day on which Class A Ordinary Shares are sold through the Manager under the ATM Agreement. Each confirmation will include the number of Class A Ordinary Shares sold on that day, the aggregate gross proceeds of such sales, the net proceeds of such sales and the compensation payable by us to the Manager in connection with such sales of our Class A Ordinary Shares.

We will pay the Manager an aggregate fee of 3.0% of the gross sales price from the sales of all Class A Ordinary Shares sold through the Manager under the ATM Agreement. We have also agreed to reimburse the Manager for reasonable fees and expenses of the Manager counsel in an amount up to $50,000. Additionally, pursuant to the terms of the ATM Agreement, we agreed to reimburse the Manager for the documented fees and costs of its legal counsel reasonably incurred in connection with the Manager’s ongoing diligence, drafting and other filing requirements arising from the transactions contemplated by the ATM Agreement in an amount not to exceed $2,500 per due diligence update.

S-11

Settlement for sales of our Class A Ordinary Shares will generally occur on the first day on which the Nasdaq Capital Market is open for trading following the date on which any sales are made (or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time), or on some other date that is agreed upon by us and the Manager in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the ATM Agreement, we may also sell Class A Ordinary Shares in negotiated transactions or as otherwise agreed with the Manager, including sales to the Manager, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell Class A Ordinary Shares in a manner which is not an “at the market” offering, including sales to the Manager, as principal for its own account, we will enter into a separate terms agreement with the Manager, and we will describe the terms of the offering of such shares in a separate prospectus supplement or free writing prospectus if required. The Manager does not have any obligation to purchase shares of Class A Ordinary Shares from us as principal and may elect whether or not to do so in its sole and absolute discretion.

Certain Relationships

The Manager and its respective affiliates are a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services.

In the ordinary course of their various business activities, the Manager and its respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Manager and its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the Manager that would permit a public offering of the shares of Class A Ordinary Shares offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares of Class A Ordinary Shares offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

S-12

LEGAL MATTERS

We are being represented by Concord & Sage PC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to PRC law will be passed upon for us by Guangdong Wesley Law Firm. Legal matters as to Hong Kong law will be passed upon for us by Robertsons. Sheppard, Mullin, Richter & Hampton LLP, Chicago, IL, is counsel for the Manager in connection with this offering.

EXPERTS

The consolidated financial statements for each of the two years in the period ended March 31, 2025 and 2024, incorporated by reference into this prospectus supplement from the Company’s Annual Report on Form 20-F for the year ended March 31, 2025, have been audited by J&S Associates PLT, an independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of J&S Associates PLT is located at B-11-14, Megan Avenue II 12,Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act with respect to the Class A Ordinary Shares offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information regarding us and the Class A Ordinary Shares offered hereby, please refer to the registration statement and the exhibits filed as part of the registration statement.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Class A Ordinary Shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Our SEC filings, including the registration statement, are available to you on the SEC’s website at http://www.sec.gov, which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. We also maintain a website at www.romaesg.com. Through our website, we make available, free of charge, our annual reports and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus supplement.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

S-13

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information presented in documents we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update, modify and supersede this information. We incorporate by reference the following document(s) we have filed with the SEC:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on July 31, 2025;

●	the Company’s Current Reports on Form 6-K filed with the SEC on June 5, 2025, September 17, 2025, November 12, 2025, December 22, 2025, December 23, 2025, February 2, 2026, March 24, 2026, March 30, 2026, and April 16, 2026, respectively; and

●	the description of the securities contained in our registration statement on Form 8-A12B filed on December 7, 2023 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus supplement, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus supplement forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus supplement and prior to the termination of an offering of the securities covered by this prospectus supplement shall be deemed to be incorporated by reference in this prospectus supplement from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus supplement, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at:

Roma Green Finance Limited
Flat 605, 6/F., Tai Tung Building,

8 Fleming Road,

Wanchai, Hong Kong

(+852) 2529-6878

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement or the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, or such earlier date, that is indicated in this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

S-14

PROSPECTUS

ROMA GREEN FINANCE LIMITED

US$1,000,000,000

Class A Ordinary Shares and

Warrants

This is an offering of the securities of Roma Green Finance Limited (“Roma Green” or the “Company”), a Cayman Islands company. We may offer, issue and sell from time to time up to US$1,000,000,000 in the aggregate of our Class A ordinary shares, par value US$0.001 per share (the “Class A Ordinary Shares”) and rights to purchase Class A Ordinary Shares, (collectively, the “securities”), in one or more offerings. We may offer, issue and sell the securities described in this prospectus at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering.

This prospectus describes the general description of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will set forth the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. For general information about the distribution of securities offered, see the section titled “Plan of Distribution” beginning on page 31 of this prospectus.

The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates, or public float, was approximately $116 million, which was calculated based on 53,493,467 Class A Ordinary Shares outstanding held by non-affiliates and a per share price of $2.18 as of February 9, 2026. As of the date of this Prospectus, we have not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this Prospectus. The aggregate market value of our issued and outstanding Class A Ordinary Shares held by non-affiliates exceeded $75.0 million as of February 9, 2026. Accordingly, the one-third limitation on sales set forth in General Instruction I.B.5. of Form F-3 does not apply to offerings made pursuant to the registration statement of which this prospectus is a part.

Our Class A Ordinary Shares are currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ROMA.”

Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page 18 of this prospectus and risk factors set forth in our most recent Annual Report on Form 20-F filed on July 31, 2025 (the “2025 Annual Report”) and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We are not a Chinese operating company but a holding company incorporated in the Cayman Islands. As a holding company with no material operations of its own, we conduct our operations in Hong Kong through our subsidiaries, Roma Risk Advisory Limited (“RRA”), incorporated in Hong Kong, Roma Advisory Pte. Ltd., incorporated in Singapore, and Capital Summit Enterprises Limited (“Capital Summit”), a company incorporated under the laws of the British Virgin Islands (collectively, the “Operating Subsidiaries”). The Class A Ordinary Shares offered in this offering are shares of the Company, a Cayman Islands holding company and not shares of the Operating Subsidiaries. Investors in this offering will not directly hold equity interests in the Operating Subsidiaries.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer” beginning on page 16 and 17 of this prospectus for more information.

Our Operating Subsidiaries conduct their business in Hong Kong, a Special Administrative Region of the PRC, and Singapore  and some of our clients are PRC companies or listed issuers that may have shareholders or directors that are PRC individuals. Conducting business in Hong Kong involves risks of uncertainty about any actions the Chinese government or authorities in Hong Kong.

There are significant legal and operational risks associated with being based in or having the majority of operations in Hong Kong, including that changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or U.S. regulations may materially and adversely affect our business, financial condition and results of operations. Further, the Chinese government may disallow our current corporate structure, which would likely result in a material change in our Operating Subsidiaries’ operations and/or a material change in the value of the Class A Ordinary Shares being registered in this Offering and it could cause the value of such securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti- monopoly enforcement. No effective laws or regulations in the PRC explicitly require the Company to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for the Company’s overseas listing plan, nor has the Company or any of the Operating Subsidiaries received any inquiry, notice, warning or sanctions regarding the planned overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the Company’s daily business operation, the ability to accept foreign investments and list on an U.S. exchange. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, and could cause the value of our securities to significantly decline or become worthless.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. In such circumstances, where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

Based on the above mentioned, given that (i) the Company currently does not have, nor does it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in the PRC; (ii) it is not controlled by any PRC entity or individual; (iii) it does not have any operation in the PRC, nor does it have any partnership or cooperation with any PRC entity or individual; (iv) it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in the PRC; (v) none of the senior managers in charge of the business operations and management are citizens of the PRC or domiciled in mainland China; and (vi) no revenue of the Company is generated from the PRC , this offering shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires filing or approvals from the CSRC.

We have previously obtained advice from our PRC counsel that the Company is not considered a domestic enterprise under the Trial Measures and the Trial Measures do not apply to the Company and does not require fulfilling the filing procedure to the CSRC. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If we or our Operating Subsidiaries inadvertently conclude that such approvals are not required, we may be required to make corrections, be given a warning, be fined between RMB 1 million and RMB 10 million, warn the responsible person and impose a fine of not less than RMB 500,000 but not more than RMB 5 million, fine the controlling shareholder not less than RMB 1 million but not more than RMB 10 million, prevent the Company from entering the securities market and our ability to offer or continue to offer our Class A Ordinary Shares to investors could be significantly limited or completely hindered, which could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. Our Group may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our ability to pay dividends outside of China, limit our operations in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

The Holding Foreign Companies Accountable Act (“HFCA Act”) was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board of the United States (the “ PCAOB”) for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years. The Company appointed J&S Associate PLT effective from March 8, 2024 as the Company’s auditors. J&S Associate PLT is headquartered in Malaysia and is a firm registered with the PCAOB and has been inspected by the PCAOB on a regular basis, with the last inspection in February 2024.

Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations (as defined below).

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S law. It includes three provisions that, if abided by, would grant the PCAOB complete access for the first time: (1) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates – without consultation with, nor input from, Chinese authorities; (2) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; and (3) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act. There can be no assurance that China will abide by the Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China and that on-site inspections and investigations of firms headquartered in mainland China and Hong Kong will occur and allows for full and timely access to information.

The Company holds all of the equity interests in its Hong Kong and Singapore subsidiaries through a subsidiary incorporated in the British Virgin Islands, or BVI. As we have a direct equity ownership structure, we do not have any agreement or contract between our Company and any of its subsidiaries that are typically seen in a variable interest entity structure. Within our direct equity ownership structure, funds from foreign investors can be directly transferred to our Hong Kong or Singapore subsidiaries by way of capital injection or in the form of a shareholder loan from the Company following this offering. As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. We are not prohibited by the laws of the Cayman Islands and our memorandum and articles of association (as amended from time to time) to provide funding to our Operating Subsidiaries incorporated in Hong Kong and Singapore through loans and/or capital contributions. Our Operating Subsidiaries are permitted under the laws of Hong Kong and Singapore (as the case may be) to issue cash dividends to us without limitation on the size of such dividends. However, if any of our Operating Subsidiaries incur debt on their own behalf, the instruments governing such debt may restrict their ability to pay dividends. As of the date of this prospectus, no transfers were made from the Company to its Operating Subsidiaries and our Operating Subsidiaries have not encountered difficulties or limitations with respect to their respective abilities to transfer cash between each other. As of the date of this prospectus, our Operating Subsidiaries do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred.

None of the SEC or any state securities commission has approved or disapproved of the securities or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to US$1,000,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

Before buying any of the securities we are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described in the sections titled “Where You Can Find Additional Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a prospectus supplement or a document incorporated by reference in this prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agents or other person to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. Neither we nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front cover of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“BVI” are to the “British Virgin Islands”;

●	“Capital Summit” means Capital Summit Enterprises Limited “British Virgin Islands”, a company incorporated under the laws of the British Virgin Islands on August 10, 2021, and a direct wholly-owned subsidiary of our Company ;

●	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, but it should be noted that legal and operational risks associated with operating in the People’s Republic of China may also be applicable to Hong Kong;

●	“Class A Ordinary Shares” are to the Class A ordinary shares of Roma Green Finance Limited, par value $0.001 each and to the extent necessary, means the ordinary shares of the Company prior to a capital reclassification on December 17, 2025;

●	“Class B Ordinary Shares” are to the Class B ordinary shares of Roma Green Finance Limited, par value $0.001 each with 25 votes per share;

●	“Companies Act” means the Companies Act (As Revised) of the Cayman Islands;

●	“ESG” means environmental, social and governance;

●	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

●	“HKD” or “HK Dollar” are to the legal currency of Hong Kong;

●	“Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus only;

●	“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company;

●	“KPI” means key performance indicator, a quantifiable measure of performance over time for a specific objective;

●	“Lucky Time” means Lucky Time Ventures Limited, a company incorporated in the BVI and is our direct wholly-owned subsidiary;

●	“mainland China” are to the mainland of the People’s Republic of China;

●	“Memorandum and Articles of Association” are to the currently effective amended and restated memorandum and articles of association of Roma Green Finance Limited;

●	“Ms. Lai” means Ms. Lai Shan Shan, our Independent Non-Executive Officer;

●	“Mr. Lam” means Mr. Lam Hing Fat, our Chief Financial Officer;

●	“Ms. Luk” means Ms. Luk Huen Ling Claire, our executive director and controlling shareholder;

●	“Roma (S)” or “Singapore Operating Subsidiary” means Roma Advisory Pte. Ltd., a company incorporated in Singapore on January 3, 2022, and wholly-owned by RRA;

●	“RRA”, “Roma Risk Advisory” or “Hong Kong Operating Subsidiary” means Roma Risk Advisory Limited, a company incorporated in Hong Kong on August 2, 2018 and an indirect wholly-owned subsidiary of our Company;

●	the “Company” or “Roma Green” are to Roma Green Finance Limited, a Cayman Islands company;

●	“Top Elect” means Top Elect Group Limited, a controlling shareholder of our Company holding 6,071,104 Class B Ordinary Shares as at the date of this prospectus and is wholly-owned by Ms. Luk;

●	“U.S. GAAP” are to generally accepted accounting principles in the United States;

●	“we”, or “us” are to Roma Green Finance Limited, a Cayman Islands company, and its subsidiaries, unless the context otherwise indicates; and

●	“$,” “dollars,” “US$” or “U.S. dollars” are to the legal currency of the United States.

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MARKET PRICE INFORMATION

Our Class A Ordinary Shares are currently listed on Nasdaq under the symbol “ROMA.” On February 9, 2026, the closing price of our Class A Ordinary Shares was US$2.18 per Class A Ordinary Share. The market price of Class A Ordinary Shares could vary at any time.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our expectations regarding demand for and market acceptance of our services and the products and services we assist the distributions of;

●	our expectations regarding our client base;

●	our ability to procure the applicable regulatory licenses in the relevant jurisdictions that we operate in;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential or desirable to the conduct of our business;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	overall industry and market performance; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” Beginning on page 18 of this prospectus. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The information communication technologies industries in Hong Kong and greater Asia, may not grow at the rate projected by market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Class A Ordinary Shares. In addition, the new and rapidly changing nature of the information communication technologies industries results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks discussed in the section titled “Risk Factors” beginning on page 18 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference herein, including, but not limited to, our 2025 Annual Report on Form 20-F and other SEC reports, before deciding whether to buy our securities.

The Company

Recent Events

Initial Public Offering

On January 11, 2024, the Company completed its initial public offering. In this offering, the Company issued 2,449,943 ordinary shares at a price of US$4.00 each. The Company received gross proceeds in the amount of $9,799,772 prior to deducting underwriting discounts, commissions and other related expenses. The ordinary shares began trading on January 11, 2024 on the Nasdaq Capital Market under the ticker symbol “ROMA.”

Reclassification of Share Capital

On December 17, 2025, the Company held an extraordinary general meeting of shareholders. At the meeting, the shareholders approved, by way of special resolution, proposals relating to the redesignation and reclassification of the Company’s share capital. In addition, a second amended and restated memorandum and articles of association were adopted in substitution for and to the exclusion of the Company’s then-effective amended and restated memorandum of association and articles of association, and reflect, among other matters, the implementation of a multi-class share structure and the rights and privileges of the Company’s Class A ordinary shares and Class B ordinary shares. Following the adoption of the second amended and restated memorandum and articles of association, the authorized share capital remains US$500,000 but now comprises 400,000,000 Class A ordinary shares (1 vote per share), 50,000,000 Class B ordinary shares (25 votes per share), and 50,000,000 undesignated shares. In connection with this approval, the 59,564,571 previously issued ordinary shares were redesignated into 53,493,467 Class A Ordinary Shares and 6,071,104 Class B Ordinary Shares (all held by Top Elect Group Limited), resulting in Top Elect Group Limited holding a significant concentration of voting power among holders of the Class B ordinary shares.

Resignation of Director

On January 31, 2026, Ms. Cheng Yu-Pei resigned as an independent non-executive director of the Company.

Appointment of Director

On February 1, 2026, the Company has appointed Ms. Lai Shan Shan as an independent non-executive director of the Company.

Adoption of 2024 Equity Incentive Plan

On April 19, 2024, the Company adopted the 2024 Equity Incentive Plan whereby the Company can allot and issue a maximum aggregate 2,000,000 Class A Ordinary Shares. Please refer to the Form S-8 filed with the SEC on April 24, 2024 for further information. As of the date of this prospectus, the Company has issued 1,539,281 Class A Ordinary Shares under the 2024 Equity Incentive Plan.

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Follow-on Offering

On July 3, 2024, the Company registered a prospectus for a best-effort self-underwritten follow-on offering of up to 3,600,000 Class A Ordinary Shares at a price of US$0.351 per Class A Ordinary Share. On October 11, 2024, 3,600,000 Class A Ordinary Shares were allotted and issued and the Company received gross proceeds in the amount of US$1,263,600 prior to deducting related expenses.

On June 5, 2025, the Company conducted a second follow-on offering (the “SFPO”), in which it sold (i) 11,000,000 ordinary shares with par value US$0.001 each of the Company at an offering price of US$0.60 and (ii) 33,000,000 common warrants to purchase up to 33,000,000 Ordinary Shares at an exercise price of US$0.01 per share, for total gross proceeds of US$6,930,000.00 and net proceeds of approximately US$6,871,548 after deducting expenses of approximately US$58,452 payable by the Company.

Acquisition of Capital Summit Enterprises Limited

On September 1, 2025, the Company has entered into an agreement for the sale and purchase of shares in Capital Summit Enterprises Limited (“Capital Summit”), a company incorporated under the laws of the British Virgin Islands, and Capital Summit’s then sole shareholder, CHAU Lok Yi, pursuant to which the Company acquired 100% of the equity interest in Capital Summit, for consideration consisting of a cash payment in the amount of United States Dollars One Million Seven Hundred Thousand (US$1,700,000) (the “Acquisition”). Capital Summit principally engaged in the provision of advisory and consultancy services.

Our Mission

Our mission is to provide to our clients a one-stop destination for high-quality and holistic sustainability and climate change related consulting services to support a more sustainable, balanced and inclusive future for our clients’ organizations and the world.

Our Corporate Structure

The following charts summarize our corporate legal structure and identify our subsidiaries as of the date of this prospectus.

Ms. Luk
100%
Top Elect Group Limited
(BVI)
Public
73.94% voting rights*
26.06% voting rights*
Roma Green Finance Limited
(Cayman Islands)
100%
100%
Lucky Time Ventures Limited
(BVI)
Capital Summit Enterprises Limited
(BVI)
100%
Roma Risk Advisory Limited
(HK)
100%
Roma Advisory Pte. Ltd.
(Singapore)

* Represents voting interest.

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Business of our Operating Subsidiary

Our Operating Subsidiaries are principally engaged in the provision of ESG, corporate governance and risk management as well as sustainability and climate change related advisory services. Our service offering mainly comprise the following:

Sustainability Program Development: We support our clients’ sustainable corporate growth and help them to integrate sustainability-related strategies across their organization and compile a comprehensive sustainability program. Certain clients may also outsource certain aspects of their sustainability program to us for consultation and planning.

ESG Reporting: We help clients to build their ESG profile and support their ESG reporting in compliance with the applicable prevalent ESG-related standard and reporting framework in Hong Kong and Singapore. Certain clients may also utilize their ESG reports to support their green and/or sustainable financing arrangements.

Corporate Governance and Risk Management: We deliver value-adding services to support clients in managing and enhancing their corporate governance, enterprise risk management, compliance and internal audit activities.

Climate Change Strategies and Solutions: We provide guidance and support to clients in building climate strategies which align with their climate goals and targets. We also explore opportunities to promote green and sustainable finance development by incorporating climate related risk assessment in advisory services for corporations in the financial industry.

Environmental Audit: – We provide on-site investigations on agreed upon scope with clients to meet clients’ needs on fulfilling specific environmental requirements and standards. Our team conducts assessment and audit to identify any material environmental risks and suggest mitigating actions to clients.

ESG Rating Support and Shareholder Communication: We help clients to review and improve their ESG / sustainability ratings with Bloomberg and other rating agencies.

Education and Training: We deliver trainings, workshops, discussion forums on ESG and green and sustainable finance topics. Our team of experts also design customizable training programs across various ESG and/or sustainability objectives that are tailored to individual client’s needs and enhance their ESG skills.

Competitive Advantages

We believe the following competitive strengths differentiate us from our competitors:

●	we are a comprehensive ESG / sustainability services provider;

●	we have a strong client base and experience, notwithstanding our short operating history; and

●	we have an experienced management team and highly trained workforce that allow us to provide efficient and effective services to our clients.

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Our strategy

Our principal objective is to sustain a continuous growth in our business and strengthen our market position in the environmental, social and governance industry in Hong Kong, Singapore and elsewhere with the following strategies:

●	continuing to increase our market penetration in Hong Kong and Singapore;

●	expanding our worldwide footprint in particular the US;

●	recruiting and retaining professionals; and

●	pursing strategic acquisitions.

Risks and Challenges

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described in the section titled “Risk Factors” in the applicable prospectus supplement and in our then-most recent annual report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

Holding Foreign Companies Accountable Act

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over the counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibitions described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. The PCAOB determinations provide that if the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in China or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in China or Hong Kong, it could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors.

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J&S Associate PLT is headquartered in Malaysia and is a firm registered with the PCAOB and has been inspected by the PCAOB on a regular basis, with the last inspection in February 2024. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. These developments could add uncertainties to our offering, business operations, share price and reputation. “Our Class A Class A Ordinary Shares may be prohibited from being traded on a national exchange under the HFCA Act, if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for three consecutive years, or two years if the U.S. House of Representatives passes the bill discussed above and such bill is signed into law, reducing the number of years from three to two. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S law. It includes three provisions that, if abided by, would grant the PCAOB complete access for the first time: (1) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates – without consultation with, nor input from, Chinese authorities; (2) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; and (3) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB- registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

Implications of Being a Holding Company

As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. As of the date of this prospectus, our Operating Subsidiaries do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. We are not prohibited by the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in Hong Kong, BVI and Singapore through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of their place of incorporation to provide funding to us through dividend distribution without restrictions on the amount of the funds, other than as limited by the amount of their distributable earnings. However, if any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us.

The structure of cash flows within our organization, and a summary of the applicable regulations, is as follows:

1.	Our equity structure is a direct holding structure, that is, the holding company is an overseas entity is being Roma Green Finance Limited, a Cayman Islands company. See “Our Business — History of the Company” and “Our Business — Corporate Structure” for additional details.

2.	Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of Hong Kong, the BVI and the Cayman Islands. After investors’ funds enter Roma Green Finance Limited, the funds can be directly transferred to Lucky Time and/or Capital Summit. Lucky Time can then transfer the funds to RRA. RRA can then transfer the funds to Roma (S).

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If the Company intends to distribute dividends, Roma (S) will transfer the dividends to RRA in accordance with the laws of Singapore. RRA will transfer the funds to Lucky Time in accordance with the laws and regulations of Hong Kong. Lucky Time will transfer the funds to the Company in accordance with the laws of the BVI. Similarly, Capital Summit may also transfer the dividends to the Company in accordance with the laws of the BVI. The Company will then transfer the dividends to all of its shareholders respectively in proportion to the Class A Ordinary Shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3.	Neither the Company nor any of its Operating Subsidiaries or Subsidiaries have paid dividends or made distributions to U.S. investors. No funds have been transferred by any of the holding companies to their respective Operating Subsidiaries or Subsidiaries for the fiscal years ended March 31, 2025, March 31, 2024 and through the date of this prospectus, to fund their business operations. In the future, any cash proceeds raised from overseas financing activities may be transferred by us to our Operating Subsidiaries or Subsidiaries via capital contribution or shareholder loans, as the case may be.

4.	Our Hong Kong Operating Subsidiary’s ability to distribute dividends is based upon their distributable earnings. The Companies Ordinance of Hong Kong permits our Hong Kong Operating Subsidiary to pay dividends to its respective shareholders only out of their accumulated profits, if any, determined in accordance with applicable accounting standards and regulations.

As of the date of this prospectus, the Company and the Operating Subsidiaries have not distributed any earnings, nor do they have any plan to distribute earnings in the foreseeable future. As of the date of this prospectus, none of the Operating Subsidiaries have made any dividends or distributions to the Company and the Company has not made any dividends or distributions to the Company’s shareholders or U.S. investors. The Company intends to keep any future earnings to finance business operations, and does not anticipate that any cash dividends will be paid in the foreseeable future.

Recent Regulatory Development in the PRC

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on certain activities in the securities market, enhancing supervision over Chinese-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross- border oversight of law-enforcement and judicial cooperation, to enhance supervision over Chinese-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (i) such processing is for the purpose of providing products or services for natural persons within China, (ii) such processing is to analyze or evaluate the behavior of natural persons within China, or (iii) there are any other circumstances stipulated by related laws and administrative regulations.

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On December 28, 2021, the Cyberspace Administration of China (the “CAC”) jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, replacing the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must undergo a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

The PRC government recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. However, since these statements and regulatory actions by the PRC government are newly published, their interpretation, application and enforcement are unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital market activities, or future changes in this regulatory regime. We cannot be certain that the competent PRC authority will not take a view that is contrary to ours.

Our principal operating subsidiary in Hong Kong, RRA, may collect and store certain data (including certain personal information) from our clients, who may be PRC individuals, in connection with their business and operations and for “Know Your Customers” purposes (to combat money laundering). Given that: (i) RRA is incorporated in Hong Kong and is located in Hong Kong, (ii) we have no subsidiary, VIE structure or any direct operations in mainland China, and (iii) pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), we do not currently expect the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations to have an impact on our business, operations or this offering, as we do not believe that RRA would be deemed to be an “Operator” that is required to file for cybersecurity review before listing in the United States, because (i) RRA was incorporated in Hong Kong and operate in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations remains unclear whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, RRA has in aggregate collected and stored personal information of less than one million users; (iii) all of the data RRA has collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, RRA has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. In such circumstances, where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

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Based on the above mentioned, given that (i) the Company currently does not have, nor do it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in the PRC; (ii) it is not controlled by any PRC entity or individual; (iii) it does not have any operation in the PRC, nor does it have any partnership or cooperation with any PRC entity or individual; (iv) it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in the PRC; (v) none of the senior managers in charge of the business operations and management are citizens of the PRC or domiciled in mainland China; and (vi) no revenue of the Company is generated from the PRC, this offering shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires filing or approvals from the CSRC.

We have previously obtained legal advice from our PRC legal counsel that the Company is not considered a domestic enterprise under the Trial Measures and the Trial Measures do not apply to the Company, and this offering and its continued listing on NASDAQ does not require fulfilling the filing procedure to the CSRC. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If we or our Operating Subsidiaries inadvertently conclude that such approvals are not required, we may be required to make corrections, be given a warning, be fined between RMB 1 million and RMB 10 million, warn the responsible person and impose a fine of not less than RMB 500,000 but not more than RMB 5 million, fine the controlling shareholder not less than RMB 1 million but not more than RMB 10 million, prevent the Company from entering the securities market and our ability to offer or continue to offer our Class A Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. Our Group may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of the PRC, limit our operations in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

Moreover, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of RRA and its abilities to accept foreign investments and the continued listing of our Class A Ordinary Shares on U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Draft Overseas Listing Regulations are adopted into law in the future and become applicable to RRA, if RRA is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to RRA, the business operation of RRA and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and RRA becomes subject to the CAC or CSRC review, we cannot assure you that RRA will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. RRA may be required to incur substantial costs and expenses in order to ensure compliance with the rules and regulations of the CAC or CSRC reviews. If RRA fails to receive or maintain such permissions or if the required approvals are denied, RRA may be required to cease its business operations until such permissions or approvals are obtained and may, if it continues to operate without such permissions or approvals, become subject to fines and other penalties which may have a material adverse effect on our business, operations and financial condition and may hinder our ability to offer or continue to offer Class A Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. For further information, see “Risk Factors – Risks Related to Our Securities and This Offering.”

Additionally, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions the Chinese government or authorities in Hong Kong may take in this regard.

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Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our Hong Kong Operating Subsidiary’s business, it may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our Hong Kong Operating Subsidiary’s operations;

●	could hinder our ability to continue to offer securities to investors; and

●	may cause the value of our Class A Ordinary Shares to significantly decline in value or become worthless.

We have previously obtained legal advice from our Hong Kong legal counsel that we are not required to obtain permissions from any Hong Kong authorities to issue our Class A Ordinary Shares to foreign investors; and in the opinion of our PRC legal counsel, we are not subject to permission requirements from the PRC authorities, including the CSRC and the CAC to approve the operations of our Hong Kong Operating Subsidiary and offer our securities being registered to foreign investors. We have obtained our business registration certificate from the Business Registration Office of the Inland Revenue Department in Hong Kong. We have not received or been denied such permissions by any PRC authorities. In the previous opinion of our Hong Kong and PRC counsel, we are also currently not required to obtain any pre-approval from Chinese authorities (including those in Hong Kong) to be listed on a U.S. stock exchange, including the NASDAQ. Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. Because we do not conduct operating activities in the PRC, as of the date of this prospectus, we do not believe that we are required to seek approval from the CSRC, CAC or any other governmental agency to offer the Class A Ordinary Shares for sale in the offering herein. In the event that we inadvertently conclude that such permissions or approvals from the PRC or Hong Kong authorities are not required, or in the event that applicable laws, regulations or interpretations change, we may be required to obtain such permissions or approvals in the future. Further, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue to be listed on a U.S. exchange, which would materially affect the interest of our investors. Further, if we were required to obtain additional approvals to conduct our Operating Subsidiaries operations and if we failed to receive or maintain such permissions or if the required approvals are denied, our Operating Subsidiaries may be required to cease their business operations until such permissions or approvals are obtained and may, if they continue to operate without such permissions or approvals, become subject to fines and other penalties which may have a material adverse effect on our Operating Subsidiaries’ business, operations and financial condition and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. Further, if we were to become subject to PRC laws and/or authorities we could incur material costs to ensure compliance and experience devaluation of our Class A Ordinary Shares or possibly delisting.

Corporate Information

We were incorporated in the Cayman Islands on April 11, 2022. Our registered office in the Cayman Islands is at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our principal executive office is at Flat 605, 6/F., Tai Tung Building, 8 Fleming Road, Wanchai, Hong Kong. Our telephone number at this location is +852 2529 6878. Our principal website address is www.romaesg.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

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Implications of Being a “Controlled Company”

Top Elect, currently owns 6,071,104 Class B Ordinary Shares, is and will be able to control a majority of our voting rights of approximately 73.94% and we will continue to be a “controlled company’. For so long as we are a “controlled company” within the meaning of the Nasdaq Stock Market Rules, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors;

●	an exemption from the rule that director nominees be selected or recommended for selection by either a majority of the independent directors or a nomination committee comprised solely of independent directors; and

●	an exemption from the rule that a majority of our board of directors consist of independent directors.

These exemptions do not modify the independence requirements for our audit committee.

If at any time we cease to be a “controlled company”, we will continue to rely on the exemptions afforded to foreign private issuers, including being able to adopt home country practices in relation to corporate governance matters and an exemption from the requirement that a majority of our board of directors must be independent directors. See the section of this prospectus captioned “Implications of Being a Foreign Private Issuer” for further details.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure; and

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of our initial public offering on January 11, 2024, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the prior March 31, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

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Implications of Being a Foreign Private Issuer

We currently report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq Markets. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. We rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq Markets, such that a majority of the directors on our Board of Directors are not required to be independent directors, our audit committee is not required to have a minimum of three members and neither our compensation committee nor our nomination committee is required to be comprised entirely of independent directors.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on July 31, 2025, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. General corporate purposes may include funding of our projects, supporting the growth of our business, working capital, capital expenditures, research and development activities, and general administrative expenses. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will complement or enhance our business and growth prospects. However, we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. Because we have not designated the amount of net proceeds to be used for any specific purpose, our management will have broad discretion in the allocation of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material portion of the net proceeds is to be used to repay indebtedness, we will provide additional detail, including the interest rate and maturity of such indebtedness, in the applicable prospectus supplement. Pending use of the net proceeds, we may hold such proceeds including but not limited to in interest-bearing bank accounts or invest them in short-term interest-bearing securities.

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DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DIVIDEND POLICY

We may declare dividends on our Class A Ordinary Shares from time to time. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Subject to the Companies Act and our Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. See the sections titled “Description of Securities” and “Tax Considerations” for additional information.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. As of the date of this prospectus, we do not plan to pay any further dividends out of our retained earnings in the foreseeable future.

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DESCRIPTION OF SHARE CAPITAL

A copy of our second amended and restated memorandum and articles of association as adopted by way of a special resolution at the extraordinary general meeting passed on December 17, 2025 is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “Memorandum” and the “Articles”).

We were incorporated as an exempted company with limited liability under the Cayman Islands Companies Act on April 11, 2022. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

As of the date of this prospectus, our authorized share capital is US$500,000 divided into 400,000,000 Class A ordinary shares of a par value of US$0.001 each, 50,000,000 Class B ordinary shares of a par value of US$0.001 each, and 50,000,000 shares of a par value of US$0.001 each of such class or classes as the Board may determine. As of the date of this prospectus, 53,493,467 Class A ordinary shares and 6,071,104 Class B ordinary shares are issued and outstanding.

All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Second Amended and Restated Memorandum and Articles of Association

We adopted our second amended and restated memorandum and articles of association on December 17, 2025. The following are summaries of certain material provisions of our second amended and restated memorandum and articles of association (referred to below as “our memorandum and articles of association”) and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company.

Under our memorandum and articles of association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act. We are prohibited from trading in the Cayman Islands except in furtherance of our business carried on outside the Cayman Islands.

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Ordinary Shares – Class A and Class B.

Our ordinary shares are issued in two classes: Class A Ordinary Shares and Class B Ordinary Shares. They are issued in registered form when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Voting Rights.

Holders of our Class A Ordinary Shares and Class B Ordinary Shares are entitled to receive notice of, attend, speak and vote at general meetings of the Company. Except as required by law, they vote together as one class on all matters. Each Class A Ordinary Share is entitled to one (1) vote. Each Class B Ordinary Share is entitled to twenty-five (25) votes.

Conversion of Class B Ordinary Shares.

Holders of Class B Ordinary Shares have the right (the “Conversion Right”) to convert each Class B Ordinary Share into one fully paid Class A Ordinary Share at any time. Upon any transfer of a Class B Ordinary Share to a person or entity that is not an Affiliate of the holder, such share will automatically and immediately convert into an equal number of Class A Ordinary Shares.

Dividends.

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our memorandum and articles of association provide that dividends may be declared and paid out of the profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed, or out of share premium account as permitted by law. Class A and Class B Ordinary Shares rank pari passu with respect to dividends.

Liquidation.

In the event of a winding up or dissolution of the Company, the Class A Ordinary Shares and the Class B Ordinary Shares shall be entitled to the surplus assets of the Company on a pari passu basis.

General Meetings of Shareholders.

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we shall, if required by the Companies Act, in each year hold a general meeting as our annual general meeting. All general meetings may be held as a physical meeting, as a hybrid meeting (combining physical and electronic attendance), or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of not less than ten clear days is required for an annual general shareholders’ meeting (if any) and any other general meeting. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of the total voting rights of all issued voting shares in the Company throughout the meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting. However, these rights may be provided in a company’s articles of association. Under our articles, a majority of the Board or the Chairman of the Board may call extraordinary general meetings.

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Voting at Meetings.

Voting at any meeting of shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

●	at least three shareholders present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative entitled to vote;

●	shareholder(s) representing not less than one-tenth of the total voting rights of all shareholders having the right to vote; or

●	shareholder(s) holding shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring voting rights.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our memorandum and articles of association, a reduction of our share capital and the winding up of our company.

Variations of Rights of Shares.

Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Issuance of Additional Shares.

Our memorandum and articles of association authorizes our board of directors to issue additional Class A and Class B ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including the designation, number of shares, dividend rights, conversion rights, voting rights, and rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Transfer of Ordinary Shares.

Subject to certain restrictions, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer. Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. The board may also decline to register a transfer unless certain conditions are met, including the lodging of the instrument of transfer and share certificate, and payment of a fee. If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

Redemption, Repurchase and Surrender of Shares.

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares or accept the surrender of any fully paid share for no consideration, in each case on such terms and in such manner as determined by the board, and subject to the provisions of the Companies Act.

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Inspection of Books and Records.

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our memorandum and articles of association provide our shareholders the right to inspect our register of shareholders, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions.

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders;

●	establish a dual-class share structure with high-vote Class B Ordinary Shares, which may concentrate voting control with a limited group of shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Comparison of Cayman Islands Corporate Law and U.S. Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances the Cayman Islands Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2/3 % in value) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

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Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands company is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands company, the director of the Cayman Islands company is further required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree on the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder may) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

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Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by seventy-five percent in value of the shareholders or class of shareholders, as the case may be, with whom the arrangement is to be made or a majority in number of creditors of each class with whom the arrangement is to be made and who must in addition represent seventy-five percent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

Directors’ Fiduciary Duties

Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company: a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so), and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent in its certificate of incorporation. Our amended and restated articles of association provide that shareholders may not approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

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Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual general meeting, provided it complies with the notice provisions in the governing documents. An extraordinary general meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposals before a general meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our current articles of association do not provide our shareholders rights to requisition a general meeting or to put a proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any fewer protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution as a matter of Cayman Islands law (which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company).

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute in its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our amended and restated articles of association, our company may be wound up, liquidated or dissolved by a special resolution of our shareholders.

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Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Anti-Money Laundering—Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection – Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “Data Protection Act”) based on internationally accepted principles of data privacy.

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the Data Protection Act (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the Data Protection Act, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

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In our use of this personal data, we will be characterized as a “data controller” for the purposes of the Data Protection Act, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the Data Protection Act or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(a)	where this is necessary for the performance of our rights and obligations under any purchase agreements;

(b)	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering requirements); and/or

(c)	where this is necessary for the purpose of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipates disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the Data Protection Act.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase our Class A Ordinary Shares. Warrants may be issued independently or together with the Class A Ordinary Shares that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Class A Ordinary Shares at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Class A Ordinary Shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Class A Ordinary Shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Class A Ordinary Shares purchasable upon exercise, if any.

Trading Market

There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system. The Class A Ordinary Shares issuable upon exercise of the Warrants are currently listed on the Nasdaq Capital Market under the symbol “ROMA”.

We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the warrants that we may offer under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

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Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Class A Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

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TAX CONSIDERATIONS

U.S. Federal Income Tax Considerations

The following is a discussion of certain material U.S. federal income tax considerations generally applicable to the acquisition, ownership, and disposition of Class A Ordinary shares by a “U.S. Holder” (as defined below). This discussion applies only to Class A Ordinary shares that are held by a U.S. Holder as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not describe all U.S. federal income tax considerations that may be relevant to a U.S. Holder in light of such U.S. Holder’s particular circumstances, nor does it address any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code, the Medicare contribution tax on net investment income, or any tax consequences that may be relevant to U.S. Holders that are subject to special tax rules, including, without limitation:

●	banks or other financial institutions;

●	insurance companies;

●	mutual funds;

●	pension or retirement plans;

●	S corporations;

●	broker or dealers in securities or currencies;

●	traders in securities that elect mark-to-market treatment;

●	regulated investment companies;

●	real estate investment trusts;

●	trusts or estates;

●	tax-exempt organizations (including private foundations);

●	persons that hold Class A Ordinary Shares as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes;

●	persons that have a functional currency other than the U.S. dollar;

●	certain U.S. expatriates or former long-term residents of the United States;

●	persons owning (directly, indirectly, or constructively) 5% (by vote or value) or more of our shares;

●	persons that acquired Class A Ordinary Shares pursuant to an exercise of employee stock options or otherwise as compensation;

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●	partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and investors in such entities;

●	“controlled foreign corporations” within the meaning of Section 957(a) of the Code;

●	“passive foreign investment companies” within the meaning of Section 1297(a) of the Code; and

●	corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Class A Ordinary Shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and the partner. Partnerships holding Class A Ordinary Shares should consult their tax advisors regarding the tax consequences in their particular circumstances.

This discussion is based on the Code, the U.S. Treasury regulations promulgated thereunder, administrative rulings, and judicial decisions, all as currently in effect and all of which are subject to change or differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences described herein. Furthermore, there can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge the tax considerations described herein and that a court will not sustain such challenge.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Class A ordinary shares, that is, for U.S. federal income tax purposes:

●	an individual who is a U.S. citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF CLASS A ORDINARY SHARES IN THEIR PARTICULAR CIRCUMSTANCES.

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Distributions on Class A Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below under “––Passive Foreign Investment Company Rules,” distributions on Class A ordinary shares generally will be taxable as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the applicable U.S. Holder’s adjusted tax basis in its Class A ordinary shares. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of the Class A ordinary shares and will be treated as described below under “—Sale or Other Taxable Disposition of Class A ordinary Shares.” The amount of any such distributions will include any amounts required to be withheld by us (or another applicable withholding agent) in respect of any non-U.S. taxes. Any such amount treated as a dividend will be treated as foreign-source dividend income. Any such dividends received by a corporate U.S. Holder generally will not qualify for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. Holders, any such dividends generally will be taxed at currently preferential long-term capital gains rates only if (i) Class A ordinary shares are readily tradable on an established securities market in the United States or we are eligible for benefits under an applicable tax treaty with the United States, (ii) we are not treated as a PFIC with respect to the applicable U.S. Holder at the time the dividend was paid or in the preceding year, and (iii) certain holding period and other requirements are met. Any such dividends paid in a currency other than the U.S. dollar generally will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of actual or constructive receipt.

As noted above and subject to applicable limitations, taxing jurisdictions other than the United States may withhold taxes from distributions on Class A ordinary shares, and a U.S. Holder may be eligible for a reduced rate of withholding to the extent there is an applicable tax treaty between the applicable taxing jurisdiction and the United States and/or may be eligible for a foreign tax credit against the U.S. Holder’s U.S. federal income tax liability. Recently issued U.S. Treasury regulations, which apply to foreign taxes paid or accrued in taxable years beginning on or after December 28, 2021, may in some circumstances prohibit a U.S. Holder from claiming a foreign tax credit with respect to certain foreign taxes that are not creditable under applicable tax treaties. In lieu of claiming a foreign tax credit, a U.S. Holder may, at such U.S. Holder’s election, deduct foreign taxes in computing such U.S. Holder’s taxable income, subject to generally applicable limitations under U.S. tax law. An election to deduct foreign taxes in lieu of claiming a foreign tax credit applies to all foreign taxes paid or accrued in the taxable year in which such election is made. The foreign tax credit rules are complex and U.S. Holders should consult their tax advisers regarding the application of such rules, including the creditability of foreign taxes, in their particular circumstances.

Sale or Other Taxable Disposition of Class A Ordinary Shares

Subject to the PFIC rules discussed below under “—Passive Foreign Investment Company Rules,” upon any sale or other taxable disposition of Class A ordinary shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of (A) the amount of cash and (B) the fair market value of any other property received in such sale or disposition and (ii) the U.S. Holder’s adjusted tax basis in the Class A ordinary shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A ordinary shares exceeds one year. Long-term capital gain recognized by non-corporate U.S. Holders generally will be taxed at currently preferential long-term capital gains rates. The deductibility of capital losses is subject to limitations. For foreign tax credit purposes, any such gain or loss generally will be treated as U.S. source gain or loss.

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If the consideration received by a U.S. Holder upon a sale or other taxable disposition of Class A ordinary shares is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of such sale or disposition. A U.S. Holder may have foreign currency gain or loss to the extent of the difference, if any, between (i) the U.S. dollar value of such payment on the date of such sale or disposition and (ii) the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of settlement.

U.S. Holders should consult their tax advisors regarding the tax consequences of a sale or other taxable disposition of Class A ordinary shares, including the creditability of foreign taxes imposed on such sale or disposition by a taxing jurisdiction other than the United States, in their particular circumstances.

Passive Foreign Investment Company Rules

The U.S. federal income tax treatment of U.S. Holders could be materially different from that described above if we are treated as a PFIC for U.S. federal income tax purposes. In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the average value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, royalties, rents, investment gains, net gains from the sales of property that does not give rise to any income and net gains from the sale of commodities (subject to certain exceptions, such as an exception for certain income derived in the active conduct of a trade or business). Cash and cash equivalents are, and cryptocurrency balances are likely, passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation, and received directly its proportionate share of the income of the other corporation.

Based on our analysis of our income, assets, activities, and market capitalization, we believe that we were not a PFIC, for U.S. federal income tax purposes, for the taxable year ended December 31, 2024. However, our PFIC status for any taxable year is a factual annual determination that can be made only after the end of the year and will depend on the composition of our income and assets and the value of our assets from time to time (including the value of our goodwill, which may be determined in large part by reference to the market price of the Class A ordinary shares from time to time, which could be volatile). In addition, the risk of us being a PFIC for any taxable year will increase if our market capitalization declines substantially during that year. Furthermore, whether and to which extent our income and assets, including goodwill, will be characterized as active or passive will depend on various factors that are subject to uncertainty, including our future business plan and the application of laws that are subject to varying interpretation. For example, there is no authority that directly addresses the proper treatment of certain items of our income, such as income from cryptocurrency self-mining, hash rate sharing, or hosting for purposes of the PFIC rules and, although we currently treat these items of income as active, such treatment is uncertain. Moreover, certain of our business activities generate passive income and, although the amount of such income is currently small, our risk of being a PFIC will increase if the proportion of our revenue earned from such business activities increases in future taxable years. Accordingly, there can be no assurances that we will not be a PFIC for its current or any future taxable year, and our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

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Although PFIC status is generally determined annually, if we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder in its Class A ordinary shares and the U.S. Holder did not make either a mark-to-market election or a qualifying electing fund (“QEF”) election or, which are referred to collectively as the “PFIC Elections” for purposes of this discussion, for the first taxable year in which we are treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, or the U.S. Holder does not otherwise make a purging election, as described below, the U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other taxable disposition of its Class A ordinary shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to the U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by the U.S. Holder in respect of its Class A ordinary shares during the three preceding taxable years of the U.S. Holder or, if shorter, the U.S. Holder’s holding period in its Class A ordinary shares). Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period in its Class A ordinary shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, and to any period in the U.S. Holder’s holding period before the first day of the first taxable year in which we are treated as a PFIC, will be taxed as Class A ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in the U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections

If we are treated as a PFIC and our Class A ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to its Class A ordinary shares for the first taxable year in which the U.S. Holder holds (or is deemed to hold) the Class A ordinary shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as Class A ordinary income the excess, if any, of the fair market value of its Class A ordinary shares at the end of such year over its adjusted tax basis in its Class A ordinary shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted tax basis in its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A ordinary shares will be treated as ordinary income.

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The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including the Nasdaq (on which Class A ordinary shares are currently listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. As such, such election generally will not apply to any of our non-U.S. subsidiaries, unless the shares in such subsidiaries are themselves “marketable stock.” As such, U.S. Holders may continue to be subject to the adverse PFIC tax consequences discussed above with respect to any lower-tier PFICs, as discussed below, notwithstanding their mark-to-market election with respect to Class A Ordinary Shares.

If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless our Class A ordinary shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Class A ordinary shares in their particular circumstances.

The tax consequences that would apply if we were a PFIC and a U.S. Holder made a valid QEF election would also be different from the adverse PFIC tax consequences described above. In order to comply with the requirements of a QEF election, however, a U.S. Holder generally must receive a PFIC Annual Information Statement from us. If we are determined to be a PFIC for any taxable year, we do not currently intend to provide the information necessary for U.S. Holders to make or maintain a QEF election. As such, U.S. Holders should assume that a QEF election will not be available with respect to Class A ordinary shares.

If we are treated as a PFIC and a U.S. Holder failed or was unable to timely make a PFIC Election for prior periods, the U.S. Holder might seek to make a purging election to rid its Class A ordinary shares of the PFIC taint. Under the purging election, the U.S. Holder will be deemed to have sold its Class A ordinary shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new adjusted tax basis and holding period in the Class A ordinary shares solely for purposes of the PFIC rules.

Related PFIC Rules

If we are treated as a PFIC and, at any time, has a non-U.S. subsidiary that is treated as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or sell or otherwise dispose of all or part of our interest in, such lower-tier PFIC, or the U.S. Holder otherwise was deemed to have sold or otherwise disposed of an interest in such lower-tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the lower-tier PFIC rules in their particular circumstances.

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A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year may have to file an IRS Form 8621 (whether or not a QEF election or a mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS and could result in penalties.

THE PFIC RULES ARE VERY COMPLEX AND U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF SUCH RULES IN THEIR PARTICULAR CIRCUMSTANCES.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Holders should consult their tax advisors regarding the information reporting requirements and the application of the backup withholding rules in their particular circumstances.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF CLASS A ORDINARY SHARES, INCLUDING THE IMPACT OF ANY POTENTIAL CHANGE IN LAW, IN THEIR PARTICULAR CIRCUMSTANCES.

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Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our Class A Ordinary Shares or on an instrument of transfer in respect of our Class A Ordinary Shares.

Hong Kong Profits Tax Considerations

Our subsidiaries incorporated in Hong Kong were subject to 16.5% Hong Kong profits tax on their taxable income assessable profits generated from operations arising in or derived from Hong Kong for the year of assessment of 2019/2020 and 2018/2019. As from year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, our Hong Kong subsidiaries are exempted from Hong Kong income profits tax on its foreign- derived income profits. In addition, payments of dividends from our Hong Kong subsidiaries to us are not subject to any tax withholding in Hong Kong.

Taxation of Dividends

Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in connection with dividends paid by us, either by withholding or otherwise, unless such dividends are attributable to a trade, profession or business carried on in Hong Kong.

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Profits

No tax is imposed in Hong Kong in respect of capital gains from the sale of Class A Ordinary Shares. Trading gains from the sale of Class A Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong income tax rates of 16.5% on corporations and 15.0% on individuals. Gains from sales of Class A Ordinary Shares will be considered to be derived from or arise in Hong Kong. Liability for Hong Kong profits tax would thus arise in respect of trading gains from sales of Class A Ordinary Shares realized by persons carrying on a business of trading or dealing in securities in Hong Kong.

Stamp Duty

Hong Kong stamp duty, currently charged at the rate of 0.1% of the higher of the consideration for or the value of the Class A Ordinary Shares, will be payable by the purchaser on every purchase and by the seller on every sale of Class A Ordinary Shares. In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of shares. If one of the parties to the sale is a non- resident of Hong Kong and does not pay the required stamp duty, the duty not paid will be assessed on the instrument of transfer (if any) and the transferee will be liable for payment of such duty.

Estate Duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 became effective on February 11, 2006 in Hong Kong. No Hong Kong estate duty is payable and No estate duty clearance papers are needed for an application for a grant of representation in respect of a holder of the shares whose death occurs on or after February 11, 2006.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR CLASS A ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR CLASS A ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

LEGAL MATTERS

We are being represented by Concord & Sage PC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to PRC law will be passed upon for us by Guangdong Wesley Law Firm. Legal matters as to Hong Kong law will be passed upon for us by Robertsons.

EXPERTS

The consolidated financial statements for each of the two years in the period ended March 31, 2025 and 2024 included in this prospectus incorporated by reference into this prospectus from our 2025 Annual Report, have been so incorporated in reliance on the reports of J&S Associates PLT as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing.

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ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our Operating Subsidiaries’ current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our Operating Subsidiaries’ operations and current assets being located in Hong Kong. All of the directors and executive officers of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any

U.S. state or territory.

We have appointed Cogency Global Inc., 122 E 42nd Street, 18th Floor, New York, New York 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non- monetary relief, and would give a judgment based thereon provided that:-

a.	such courts had proper jurisdiction over the parties subject to such judgment;
b.	such courts did not contravene the rules of natural justice of the Cayman Islands;
c.	such judgment was not obtained by fraud;
d.	the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands;
e.	no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and
f.	there is due compliance with the correct procedures under the laws of the Cayman Islands.

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However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Hong Kong

Robertsons, our counsel as to Hong Kong law, has advised us that there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. However, under common law, a foreign judgment (including one from federal or state court in the United States) obtained against the Company may generally be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the parties. In a common law action for enforcement of a foreign judgment, the judgment creditor has to prove that (a) the judgment is in personam; (b) the judgment is in the nature of a monetary award; (c) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (d) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgement at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the foreign judgment as proof of the debt.

There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Our Board is comprised of three directors, all executive directors are located in Hong Kong. The three directors are Luk Huen Ling Claire, Lai Shan Shan and Wong Kai Hing. Further, Luk Huen Ling Claire, a member of our board of directors is also our Chief Executive Officer.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is: (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

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We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Class A Ordinary Shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Our SEC filings, including the registration statement, are available to you on the SEC’s website at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We also maintain a website at www.romaesg.com . Through our website, we make available, free of charge, our annual reports and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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INFORMATION INCORPORATED BY REFERENCE

This registration statement incorporates by reference important information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended March 31, 2025 (excluding any information related to the financial statements for the fiscal year ended March 31, 2023 which were so included therein), filed with the SEC on July 31, 2025;

●	the reports of foreign private issuer on Form 6-K filed with the SEC on June 5, 2025, September 17, 2025, November 12, 2025, December 22, 2025, December 23, 2025 and February 2, 2026; and

●	the description of the securities contained in our registration statement on Form 8-A12B filed on December 7, 2023 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of an offering of the securities covered by this prospectus shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at:

Roma Green Finance Limited
Flat 605, 6/F., Tai Tung Building,

8 Fleming Road,

Wanchai, Hong Kong

(+852) 2529-6878

You should rely only on the information that we incorporate by reference or provide in this prospectus or any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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